UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 26, 2021

Linde plc
(Exact name of registrant as specified in its charter)

Ireland	001-38730	98-1448883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Riverview Dr. Danbury, Connecticut United States 06810	The Priestley Centre 10 Priestley Road Surrey Research Park Guildford, Surrey GU2 7XY United Kingdom

(Address of principal executive offices) (Zip Code)

+44 1483 242200

(Registrant’s telephone numbers, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares (€0.001 nominal value per share)	LIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The Annual General Meeting of Shareholders of Linde plc was held on July 26, 2021 (the “AGM”), at which shareholders voted upon the items set forth below. The total number of shares that were present or represented by proxy at the Annual Meeting was 410,049,926, which was 78.08% of the shares outstanding and entitled to vote and which constituted a quorum. The final voting results of the items submitted to a vote of the shareholders are set forth below.

Proposal 1

The twelve nominees for election as a director were elected to serve until the 2022 annual general meeting of shareholders and until his or her successor is elected and qualified. The vote results were as follows:

Director Nominees	Shares For	Shares Against	Shares Abstained	Broker Non-Votes	% of Votes Cast For
Prof. Dr. Wolfgang Reitzle	368,999,057	26,957,840	214,183	13,878,846	93.19%
Stephen F. Angel	383,851,034	12,000,457	319,589	13,878,846	96.97%
Prof DDr. Ann-Kristin Achleitner	382,070,375	13,063,863	1,036,842	13,878,846	96.69%
Prof. Dr. Clemens A.H. Börsig	365,933,586	30,010,215	227,279	13,878,846	92.42%
Dr. Nance K. Dicciani	378,563,840	17,387,124	220,116	13,878,846	95.61%
Dr. Thomas Enders	392,526,281	3,418,138	226,661	13,878,846	99.14%
Franz Fehrenbach	382,687,210	13,226,052	257,818	13,878,846	96.66%
Edward G. Galante	371,351,607	24,557,528	261,945	13,878,846	93.80%
Larry D. McVay	374,081,859	21,820,969	268,252	13,878,846	94.49%
Victoria E. Ossadnik	390,051,402	5,709,213	410,465	13,878,846	98.56%
Prof. Dr. Martin H. Richenhagen	381,794,416	14,130,986	245,678	13,878,846	96.43%
Robert L. Wood	368,233,358	25,935,700	2,002,022	13,878,846	93.42%

Proposal 2a

Shareholders ratified, on an advisory and non-binding basis, the appointment of PricewaterhouseCoopers (“PWC”) as the independent auditor by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
377,707,666	32,082,275	259,985	N/A
(92.11% of votes cast)	(7.82% of votes cast)

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Proposal 2b

Shareholders approved the authorization of the Board, acting through the Audit Committee, to determine PWC’s remuneration by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
398,945,978	10,635,038	468,910	N/A
(97.29% of votes cast)	(2.59% of votes cast)

Proposal 3

Shareholders approved, on an advisory and non-binding basis, the compensation of Linde plc’s Named Executive Officers as disclosed in the 2021 proxy statement by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
368,554,600	27,153,191	463,289	13,878,846
(93.03% of votes cast)	(6.62% of votes cast)

Proposal 4

Shareholders approved, on an advisory and on-binding basis, the Linde plc Directors’ Remuneration Policy as disclosed in the 2021 proxy statement by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
374,262,022	19,903,240	2,005,818	13,878,846
(94.47% of votes cast)	(4.85% of votes cast)

Proposal 5

Shareholders approved, on an advisory and non-binding basis, the Directors’ Remuneration Report (excluding the Directors’ Remuneration Policy) as set forth in the Linde plc IFRS Annual Report for the financial year ended December 31, 2020 by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
371,365,133	24,309,603	496,344	13,878,846
(93.74% of votes cast)	(5.93% of votes cast)

Proposal 6

Shareholders approved the 2021 Linde plc Long Term Incentive Plan by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
369,659,704	26,100,457	410,919	13,878,846
(93.31% of votes cast)	(6.37% of votes cast)

Proposal 7

Shareholders approved the determination of the price range at which Linde plc can re-allot shares that it acquires as treasury shares under Irish law as disclosed in the 2021 proxy statement by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
407,563,778	1,042,507	1,443,641	N/A
(99.39% of votes cast)	(0.25% of votes cast)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDE PLC

By:	/s/ Guillermo Bichara
Name:	Guillermo Bichara
Title:	General Counsel

Date: July 28, 2021

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